EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of February 26, 2016 (the “Effective Date”) between II-VI INCORPORATED, a Pennsylvania corporation (“Lender”), and ANADIGICS, INC., a Delaware corporation (“Borrower”), provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. The parties agree as follows:

1.     ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.     LOAN AND TERMS OF PAYMENT

2.1     Promise to Pay. Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2     Advances.

(a)     Availability. Subject to the terms and conditions of this Agreement, Lender shall make Advances to the Borrower from time to time from the Effective Date until the Maturity Date. Amounts borrowed and repaid under the Line of Credit may be not be reborrowed. The Initial Advance shall be in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000). Each Advance thereafter shall be in the maximum amount of One Million Five Hundred Thousand Dollars ($1,500,000). The maximum aggregate Dollar amount of Advances that may be made by Lender to Borrower hereunder is Ten Million Dollars ($10,000,000).

(b)     Termination, Repayment. The Line of Credit terminates on the Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Line of Credit shall be immediately due and payable.

2.3     Intentionally Omitted.

2.4     Payment of Interest on the Credit Extensions.

(a)     Interest Rate. Subject to Section 2.4(b), the principal amount outstanding under the Line of Credit shall accrue interest at a floating per annum rate equal to ninety-five percent (95.00%) of the sum of (i) the Prime Rate plus (ii) one-half of one percent (0.50%), which interest shall be payable monthly in accordance with Section 2.4(d) below.

(b)     Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.4(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(c)     Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d)     Payment, Interest Computation. Interest is payable monthly on the last calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.5     Fees. Intentionally omitted.

2.6     Payments; Application of Payments.

(a)     All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)     Lender has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

3.     CONDITIONS OF LOANS

3.1     Conditions Precedent to Initial Credit Extension. Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)     duly executed original signatures to the Loan Documents;

(b)     Amendment No. 2 to the Merger Agreement, in form and substance satisfactory to Lender, shall been duly executed and delivered concurrently with this Agreement and such Amendment No. 2, and the Merger Agreement as amended thereby, shall be in full force and effect;

(c)     duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(d)     Lender shall have received information reasonably satisfactory to Lender that Borrower’s obligations to SVB under the SVB Loan Agreement have been repaid in full, that Borrower’s authority to obtain any extension of credit from SVB under the SVB Loan Agreement has been fully and finally terminated, and that SVB has released or agreed in writing to take appropriate actions to terminate and release all of its security interests in the assets of Borrower;

(e)     Lender shall be reasonably satisfied that the security interests of Lender in the assets of Borrower contemplated in this Agreement and in the IP Agreement have a first priority, subject only to Permitted Liens or Liens which have been terminated or released;

(f)     the Perfection Certificate of Borrower, together with the duly executed original signature thereto;

(g)     Borrower shall have used commercially reasonable efforts to obtain a landlord consent agreement with respect to Borrower’s offices at the address set forth in the Notices section of this Agreement reasonably satisfactory to Lender allowing Lender access to such premises in connection with an enforcement of Lender’s rights as a secured creditor; it being understood that a landlord consent agreement in substantially the same terms as the agreement to similar effect between SVB and such landlord shall be deemed reasonably satisfactory to Lender;

(h)     a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signature thereto;

(i)     evidence satisfactory to Lender that the insurance policies and endorsements required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Lender; and

(j)     no Material Adverse Change has occurred and is continuing.

3.2     Conditions Precedent to all Credit Extensions. Lender’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)     Borrower’s request for the Credit Extension, pursuant to Section 3.4;

(b)     the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)     Lender determines in its reasonable business judgment that (i) there has been no material adverse deviation by Borrower from the most recent business plan of Borrower presented to Lender (and for which Lender has confirmed receipt), and (iii) no Material Adverse Change has occurred and is continuing;

(d)     Borrower has not breached any of Borrower’s representations, warranties, covenants, and other agreements in the Merger Agreement; and

(e)     with respect to each Advance after the Initial Advance:

(i)     no fewer than forty-five (45) days shall have elapsed since the Effective Date and no fewer than thirty (30) days shall have elapsed since the most recent Advance;

(ii)     each of the banks at which Borrower maintains a Collateral Account shall have entered into a Control Agreement with Lender as to such Collateral Account, reasonably satisfactory to Lender; and

(iii)     Borrower shall have obtained a landlord consent agreement with respect to Borrower’s offices at the address set forth in the Notices section of this Agreement reasonably satisfactory to Lender allowing Lender access to such premises in connection with an enforcement of Lender’s rights as a secured creditor; it being understood that a landlord consent agreement in substantially the same terms as the agreement to similar effect between SVB and such landlord shall be deemed reasonably satisfactory to Lender.

3.3     Covenant to Deliver. Borrower agrees to deliver to Lender each item required to be delivered to Lender under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Lender’s sole discretion.

3.4     Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Lender (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance, specifying the requested amount thereof. Lender shall remit proceeds of an Advance to a deposit account of Borrower designated by Borrower to Lender in writing. Lender may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.

4.     CREATION OF SECURITY INTEREST

4.1     Grant of Security Interest. Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Lender’s obligation to make Credit Extensions has terminated, Lender shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2     Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Lender’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

4.3     Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Lender under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion.

5.     REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1     Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Lender a completed Perfection Certificate. Borrower represents and warrants to Lender that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (d) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its name, jurisdiction of formation or organizational structure or type; and (e) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2     Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. The Collateral constitutes all of the property, rights and assets used or held for use in the business of the Borrower. Borrower has no Collateral Accounts at or with any bank or financial institution except for the Collateral Accounts described in the Perfection Certificate delivered to Lender in connection herewith.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate, or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, normal wear and tear excepted. Borrower shall not move any Equipment or Inventory, other than an immaterial portion thereof, to any location, other than any location that is listed in the Perfection Certificate.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

The lists of patents, patent applications, domain names, trademarks, and copyrights attached as Exhibits to the IP Security Agreement are complete and correct lists of all patents, patent applications, domain names, trademarks, and copyrights, respectively, presently owned by Borrower.

5.3     Accounts Receivable. The Accounts are bona fide, existing obligations of the Account Debtors.

5.4     Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Fifty Thousand Dollars ($50,000.00), except for such securityholder litigation as may be disclosed in writing by Borrower to Lender pursuant to Section 6.3 of the Merger Agreement. Borrower has fully complied with and performed its obligations and covenants set forth in Section 6.3 of the Merger Agreement.

5.5     Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lender fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lender. Prior to the date hereof, Borrower has delivered to Lender its Monthly Financial Statements, as defined in Section 6.2 below, for the period ending December 31, 2015.

5.6     Solvency. Intentionally omitted.

5.7     Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8     Subsidiaries; Investments. No Subsidiary is engaged in the conduct of any business operations or financial activities, and no Subsidiary other than Anadigics Acquisition Corp. owns any assets or other properties. Anadigics Acquisition Corp. owns no assets or other properties other than the Japan branch of Borrower. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.9     Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Five Thousand Dollars ($5,000.00).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Lender in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10     Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not (i) for purchases of Equipment, other than to replace broken Equipment, without the prior written consent of Lender (which consent will not be unreasonably withheld), or (ii) for personal, family, household or agricultural purposes.

5.11     Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12     Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of’ Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6.     AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1     Government Compliance.

(a)     Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b)     Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Lender.

6.2     Financial Statements, Reports, Certificates. Provide Lender with the following:

(a)     as soon as available, but no later than thirty (30) days after the last day of each month, a company-prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated operations and the consolidating operations of Borrower and each of its Subsidiaries for such month certified by a Responsible Officer and in a form acceptable to Lender (the “Monthly Financial Statements”);

(b)     within thirty (30) days after the last day of each month, and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and such other information as Lender may reasonably request;

(c)     within sixty (60) days after Borrower’s fiscal year end, and contemporaneously with any updates or changes thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter), and (ii) annual financial projections (on a quarterly basis), each as presented to the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(d)     as soon as available, and in any event within one hundred fifty (150) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Lender;

(e)     within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address; provided, however, Borrower shall promptly notify Lender in writing (which may be by electronic mail) of the posting of any such documents;

(f)     within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(g)     prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000.00) or more; and

(h)     other financial information reasonably requested by Lender.

6.3     Accounts Receivable.

(a)     Intentionally omitted.

(b)     Disputes. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Lender in Borrower’s reports provided to Lender under this Agreement; and (ii) no Default or Event of Default has occurred and is continuing.

(c)     Intentionally omitted.

(d)     Returns. Provided no Event of Default has occurred and is continuing, Borrower may accept the return of any Inventory to Borrower so long as Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Lender in Borrower’s reports provided to Lender under this Agreement. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Lender, and immediately notify Lender of the return of the Inventory.

(e)     Verification. Lender may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Lender or such other name as Lender may choose, and notify any Account Debtor of Lender’s security interest in such Account; provided, however, so long as no Event of Default has occurred and is continuing, Lender will notify and consult in good faith with Borrower prior to making any direct contact with an Account Debtor.

(f)     No Liability. Lender shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Lender be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Lender from liability for its own gross negligence or willful misconduct.

6.4     Remittance of Proceeds. Deliver, in kind, all proceeds arising from the disposition of any Collateral (other than sales of Inventory or proceeds of Accounts, each in the ordinary course of business) to Lender in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.6(b) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Lender the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000.00) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Lender. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5     Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6     Access to Collateral; Books and Records.

(a)     At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Lender, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books.

(b)     Within forty-five (45) days after the execution of this Agreement, Borrower shall have caused the landlord of its offices at the address set forth in the Notices section of this Agreement to have entered into a landlord consent agreement reasonably satisfactory to Lender allowing Lender access to such premises in connection with an enforcement of Lender’s rights as a secured creditor. A landlord consent agreement in substantially the same terms as the agreement to similar effect between SVB and such landlord shall be deemed reasonably satisfactory to Lender.

6.7     Insurance.

(a)     Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Lender. All property policies shall have a lender’s loss payable endorsement showing Lender as the sole lender loss payee. All liability policies shall show, or have endorsements showing, Lender as an additional insured. Lender shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b)     Ensure that proceeds payable under any property policy are, at Lender’s option, payable to Lender on account of the Obligations, as Lender’s interests may appear.

(c)     At Lender’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Lender deems prudent.

(d)     In additional and without limiting the foregoing, Borrower shall renew its insurance policies prior to the expiration thereof and, simultaneously therewith, deliver to Lender all certificates and endorsements as described in and required by this Section 6.7 with respect to such renewed policies.

6.8     Accounts.

(a)     Maintain its and all of its Subsidiaries’ operating and other deposit accounts and securities/investment accounts with a bank satisfactory to Lender which has prior to the date of this Agreement indicated its willingness to enter into a Control Agreement with Lender, in a form satisfactory to Lender, and shall have entered into such a Control Agreement with Lender promptly, but no more than within forty-five (45) days, after the date of this Agreement; provided, however, (i) Borrower may maintain an account with Bank of Montreal that secures business credit cards containing an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000.00) at any time, (ii) Borrower may maintain its existing investment account with JPMorgan Chase Bank (as disclosed on the Perfection Certificate) so long as no funds or other property are maintained in such account at any time, (iii) Borrower may maintain its existing investment account with UBS (as disclosed on the Perfection Certificate) so long as no funds or other property are maintained in such account at any time and (iv) Borrower’s Foreign Subsidiaries may maintain accounts outside of the United States containing an aggregate amount (for all such accounts together) not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) at any time. Any Guarantor shall maintain all of its depository, operating, securities and investment accounts with a bank satisfactory to Lender which has indicated prior to the date of this Agreement its willingness to enter into a Control Agreement with Lender, in a form satisfactory to Lender and had entered into such a Control Agreement with Lender within forty-five (45) days after the date of this Agreement.

(b)     In addition to and without limiting the restrictions in (a), Borrower shall provide Lender five (5) days’ prior written notice before establishing any Collateral Account at or with any bank or financial institution. For each Collateral Account that Borrower at any time maintains after any other bank, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Lender. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such.

6.9     Financial Covenants. Intentionally omitted.

6.10     Protection and Registration of Intellectual Property Rights.

(a)     (i) Protect, defend and maintain the validity and enforceability of the Intellectual Property that is material to its business; (ii) promptly advise Lender in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

(b)     If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall within thirty (30) days provide written notice thereof to Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Lender may request in its good faith business judgment in order for Lender to obtain and maintain a perfected first priority perfected security interest in favor of Lender in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Lender with at least five (5) days’ prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); and (y) execute an intellectual property security agreement and such other documents and take such other actions as Lender may request in its good faith business judgment in order for Lender to obtain and maintain a perfected first priority perfected security interest in the Copyrights or mask works intended to be registered with the United States Copyright Office. Borrower hereby authorizes Lender to record any intellectual property security agreement referenced in the two preceding sentences with the United States Copyright Office and/or the United States Patent and Trademark Office (and, for clarity, Borrower is not obliged to make such filings on Lender’s behalf unless specifically requested by Lender). Borrower shall promptly provide to Lender copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, and any such materials delivered to Lender will be subject to the confidentiality provisions in Section 12.9.

(c)     Provide written notice to Lender within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

6.11     Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to Borrower.

6.12     Designated Senior Indebtedness. Borrower shall designate all principal of, interest (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), and all fees, costs, expenses and other amounts accrued or due under this Agreement as “Designated Senior Indebtedness”, or such similar term, in any future Subordinated Debt incurred by Borrower after the date hereof.

6.13     Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Lender, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

7.     NEGATIVE COVENANTS

Borrower shall not do any of the following without Lender’s prior written consent:

7.1     Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its or its Subsidiaries business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, obsolete, or surplus Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower, and of other Equipment with the prior written consent of the Lender (such consent not to be unreasonably withheld); (c) consisting of Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (e) consisting of the sale of non-core Intellectual Property that is not material to Borrower’s business with a fair market value (for all such Intellectual Property) of up to One Million Dollars ($1,000,000.00) in the aggregate in any calendar year; and (f) consisting of the sale of precious metals in the ordinary course of business consistent with past practice with a fair market value (for all such property) of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate in any calendar year. With respect to any foregoing Transfers of Equipment or Intellectual Property, and with respect to any Transfers of Inventory not in the ordinary course of business, Lender shall have a right of first refusal to purchase the same within five Business Days’ notice.

7.2     Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto, as reasonably determined by Borrower; (b) liquidate or dissolve; (c) (i) fail to provide notice to Lender of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after such Key Person’s departure from Borrower; or (ii) permit or suffer any Change in Control; (d) add any new offices or business locations, including warehouses or deliver any portion of the Collateral to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate; (e) change its jurisdiction of organization; (f) change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral to a bailee, and Lender and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Lender (which consent shall not be unreasonably withheld), and such bailee shall execute and deliver a bailee agreement in form and substance reasonably satisfactory to Lender.

7.3     Mergers or Acquisitions. Except for the Merger (as defined in the Merger Agreement), (i) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, (ii) acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), or (iii) form any Subsidiary. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower (provided Borrower is the surviving entity).

7.4     Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5     Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6     Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8 hereof.

7.7     Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8     Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9     Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lender.

7.10     Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension to extend such credit or to purchase or carry margin stock; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11     Capital Expenditures. Have capital expenditures during any calendar year in excess of Fifty Thousand Dollars ($50,000.00) per item, and Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate, consistent with past practice, without the prior written consent of Lender; provided that Lender shall not unreasonably withhold its consent for VCSEL equipment purchases to support ‘ultimate customer’ requests for the same.

8.     EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1     Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2     Covenant Default.

(a)     Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.10, or 6.12 or violates any covenant in Section 7; or

(b)     Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3     Material Adverse Change. A Material Adverse Change occurs;

8.4     Attachment; Levy; Restraint on Business.

(a)     (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)     (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee, receiver, or secured creditor, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5     Insolvency. The occurrence of a Bankruptcy/Dissolution Event with respect to Borrower or any of its subsidiaries;

8.6     Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties. (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000.00); or (b) any breach or default by Borrower or Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business;

8.7     Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8     Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9     Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement;

8.10     Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.6, 8.7, or 8.8 of this Agreement occurs with respect to any Guarantor; (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Lender’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or

8.11     Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9.     LENDER’S RIGHTS AND REMEDIES

9.1     Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, without notice or demand, do any or all of the following:

(a)     declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

(b)     stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Lender;

(c)     intentionally omitted;

(d)     intentionally omitted;

(e)     verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, and notify any Person owing Borrower money of Lender’s security interest in such funds;

(f)     make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(g)     apply to the Obligations any amount held by Lender owing to or for the credit or the account of Borrower;

(h)     ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Lender’s benefit;

(i)     deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)     demand and receive possession of Borrower’s Books; and

(k)     exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2     Power of Attorney. Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits. Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Lender is under no further obligation to make Credit Extensions hereunder. Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender’s obligation to provide Credit Extensions terminates.

9.3     Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

9.4     Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Lender shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Lender shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If Lender, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

9.5     Lender’s Liability for Collateral. So long as Lender complies with reasonable creditor practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6     No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7     Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

10.     NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:                      Anadigics, Inc.

141 Mount Bethel Road

Warren, New Jersey 07059

Attn: Terrence Gallagher, VP & CFO

Telephone: (908) 668-5000

Email: tgallagher@anadigics.com

If to Lender:                          II-VI Incorporated

Attention: Francis J. Kramer, Chief Executive Officer

375 Saxonburg Boulevard

Saxonburg, PA 16056

Facsimile: (724) 3525299

Email: fran.kramer@iivi.com

with a copy to:                     Walter R. Bashaw II, Esquire

Sherrard, German & Kelly, P.C.

535 Smithfield Street, Ste. 300

Pittsburgh, PA 15222

Facsimile: (412) 261-6221

Email: bashaw@sgkpc.com

11.     CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.     GENERAL PROVISIONS

12.1     Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, this Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Lender. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2     Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.3     Indemnification. Borrower agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4     Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5     Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6     Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.7     Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8     Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9     Confidentiality. In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lender shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain (other than as a result of its disclosure by Lender in violation of this Agreement) after disclosure to Lender; or (ii) disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

Lender Entities may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10     Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.11     Right of Setoff. Borrower hereby grants to Lender a Lien and a right of setoff as security for all Obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender (including a subsidiary of Lender) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.12     Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13     Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14     Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15     Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.     DEFINITIONS

13.1     Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, and the singular includes the plural. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition Transaction” means any transaction or series of transactions (other than the “Merger”, as defined in the Merger Agreement) involving:

(a)     any merger, consolidation, business combination or similar transaction or series of transactions involving Borrower (i) pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than stockholders of Borrower (as a group) immediately prior to the consummation of such transaction, would hold shares of Borrower representing more than fifteen percent (15%) of the outstanding shares of Borrower after giving effect to the consummation of such transaction or (ii) as a result of which the stockholders of Borrower (as a group) immediately prior to the consummation of such transaction would hold shares of Borrower representing less than eighty five percent (85%) of the outstanding Borrower after giving effect to the consummation of such transaction;

(b)     any direct or indirect sale, license, lease, transfer, exchange or other disposition, in one (1) transaction or a series of transactions of any business or tangible or intangible assets representing fifteen percent (15%) or more of the consolidated assets of Borrower and its Subsidiaries (or assets that account for fifteen percent (15%) of Borrower’s and its Subsidiaries’ consolidated income or revenue), taken as a whole;

(c)     any direct or indirect issuance, sale, or other disposition, in one (1) transaction or a series of transactions, of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing fifteen (15%) or more of the outstanding shares or voting power of Borrower or any of its Subsidiaries;

(d)     any tender offer or exchange offer that if consummated would result in or would reasonably be expected to result in any Person or group beneficially owning fifteen (15%) or more of the outstanding shares of Borrower or voting power of Borrower or in which any Person or group will acquire the right to acquire beneficial ownership of fifteen (15%) or more of the outstanding shares or voting power of Borrower; or

(e)     any combination of the foregoing.

“Advance” or “Advances” means a loan (or loans) under the Line of Credit.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Credit Extension request, on behalf of Borrower.

“Bankruptcy/Dissolution Event” means, with respect to any Person, (i) the entry of an Order for Relief under the Title 11 of the United States Code, as amended, or any other applicable Federal or state bankruptcy or insolvency statute or any similar foreign law (collectively “Bankruptcy Laws”), (ii) the making by such Person of an assignment for the benefit of creditors, (iii) the filing by such Person of a petition in bankruptcy or a petition for relief under any Bankruptcy Laws, (iv) an application by such Person for the appointment of a receiver for the assets of such Person, (v) an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of such Person’s debts under any other Bankruptcy Laws, (vi) the imposition of a judicial or statutory lien on all or a substantial part of such Person’s assets, (vii) a dissolution, winding-up or liquidation of such Person, or (viii) any sale, transfer or exclusive license of any material portion of such Person’s assets or owned intellectual property.

“Board” means Borrower’s board of directors.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Lender approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Lender may conclusively rely on such certificate unless and until such Person shall have delivered to Lender a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Lender’s office is closed for business.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) FDIC-insured bank certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” is a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of greater than 49% of the shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors.

“Claims” is defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among Borrower, Lender and the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance or any other extension of credit by Lender for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Current Liabilities” are, as calculated on a consolidated basis for Borrower and its Subsidiaries (a) all obligations and liabilities to Lender plus (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.4(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is account number ending 040 (last three digits) maintained by Borrower with SVB.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by an FDIC-insured bank of Lender’s selection at such time on the basis of the then-prevailing rate of exchange in New York New York, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“EBITDA” shall mean, as calculated on a consolidated basis for Borrower and its Subsidiaries, earnings before interest, taxes, depreciation and amortization; provided, however, in calculating the foregoing, the following shall be excluded: (a) non-cash stock compensation charges; and (b) other extraordinary and non-recurring expenses.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations. “Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means a Subsidiary that is not organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, except any changes relating to capitalization of operating leases.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and equipment lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Initial Advance” means the first Advance made upon closing under this Agreement.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)     its Copyrights, Trademarks and Patents;

(b)     any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)     any and all source code;

(d)     any and all design rights which may be available to such Person;

(e)     any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)     all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IP Agreement” is that certain Intellectual Property Security Agreement dated as of the Effective Date between Borrower and Lender, in the form of Exhibit C attached hereto, as may be amended, modified or restated from time to time.

“Key Person” is each of Borrower’s Chief Executive Officer and Chief Financial Officer.

“Lender” is defined in the preamble hereof.

“Lender Entities” is defined in Section 12.9.

“Lender Expenses” are all costs and expenses (including reasonable attorneys’ fees and expenses) for defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Bankruptcy/Dissolution Events or otherwise incurred with respect to Borrower or any Guarantor.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Line of Credit” is the credit facility contemplated by this Agreement in an aggregate principal amount of Advances not to exceed Ten Million Dollars ($10,000,000.00).

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the IP Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Lender, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Lender’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” means the date which is twelve (12) months after the date of this Agreement, provided, that notwithstanding the foregoing, the Maturity Date shall mean the earliest of the following, if applicable prior to the date described above:

(a)     upon demand by Lender from and after the date on which the merger contemplated in the Merger Agreement becomes effective;

(b)     the date on which the Merger Agreement is terminated in accordance with its terms pursuant to clauses (c), (e) or (f) of Section 8.1;

(c)     the date Borrower enters into a definitive agreement or other agreement in principle, letter of intent, term sheet, option contract, or similar contract with a party other than Lender or an Affiliate of Lender that contemplates or requires an Acquisition Transaction, after a valid termination of the Merger Agreement, or the date Borrower enters into a definitive agreement or other agreement in principle, letter of intent, term sheet, option contract, or similar contract to sell, transfer, or exclusively licenses any material portion of Borrower’s assets (including its intellectual property) at any time; or

(d)     that date on which a Bankruptcy/Dissolution Event has occurred with respect to Borrower or any of its Subsidiaries.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 15, 2016 and Amended by Amendment No. 1 dated as of February 1, 2016 and Amendment No. 2 dated as of the date hereof (as the same may be further amended from time to time) by and among Borrower, Lender and Regulus Acquisition Sub, Inc., a Delaware corporation, providing for, among other things, the merger of Regulus Acquisition Sub, Inc. with and into Borrower.

“Monthly Financial Statements” is defined in Section 6.2(a).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Lender Expenses, and other amounts Borrower owes Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after a Bankruptcy/Dissolution Event begins and debts, liabilities, or obligations of Borrower assigned to Lender, and to perform Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Perfection Certificate” is that certain certificate of Borrower in the form attached hereto as Exhibit D.

“Permitted Indebtedness” is:

(a)     Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;

(b)     Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c)     Subordinated Debt on terms acceptable to Lender in its sole discretion;

(d)     unsecured Indebtedness to trade creditors incurred in the ordinary course of business; and

(e)     extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)     Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b)     Investments consisting of Cash Equivalents;

(c)     Investments in Subsidiaries for the ordinary and necessary current operating expenses of such Subsidiaries in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) per calendar year without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed); and

(d)     any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lender.

“Permitted Liens” are:

(a)     Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;

(b)     Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)     purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars ($50,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; and

(d)     Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Lender, the “Prime Rate” shall mean the rate of interest per annum announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in the State of New York (such announced Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer and Chief Financial Officer of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Lender’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor), on terms acceptable to Lender in its sole discretion.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“SVB” means Silicon Valley Bank, a bank chartered under the laws of the state of California.

“SVB Loan Agreement” means that Loan and Security Agreement between Borrower and SVB dated as of October 24, 2014, as amended.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ANADIGICS, INC.,

a Delaware corporation

By: /s/ Ron Michels

Name: Ron Michels

Title: Chairman and CEO

LENDER:

II-VI INCORPORATED,

a Pennsylvania corporation

By: /s/ M.J. Raymond

Name: M.J. Raymond

Title: CFO

Exhibits:

Exhibit A – Description of Collateral

Exhibit B – Form of Compliance Certificate

Exhibit C - Intellectual Property Security Agreement

Exhibit D –Form of Perfection Certificate

[Signature page to Loan and Security Agreement]